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                              EMPLOYMENT AGREEMENT
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     THIS EMPLOYMENT AGREEMENT, ("Agreement"), made this 11th day of, October,
2001, by and between THE BANK OF HAMPTON ROADS, INC., a banking association
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organized under the laws of the Commonwealth of Virginia (the "Bank" or
"Employer"), and GREGORY P. MARSHALL  (the "Officer");
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                              W I T N E S S E T H :
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     WHEREAS, the Officer currently is rendering valuable services to the
Employer and it is the desire of the Employer to have the benefit of the Officer's continued loyalty, service and counsel; and

     WHEREAS, the Officer wishes to continue in the employ of the Employer;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein set forth, the parties covenant and agree as follows:

     1.  EMPLOYMENT: The Employer agrees to continue to employ the Officer to
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perform services for the Employer and the Officer agrees to continue to serve the Employer upon the terms and conditions herein provided. The Officer agrees to perform such managerial duties and responsibilities as shall be assigned to him by the Board of Directors of the Employer, which duties and responsibilities shall be substantially those functions of the Officer on the date of this Agreement and the commencement date hereof. The Officer shall devote his time and attention on a full-time basis to the discharge of the duties undertaken by him hereunder.

     2.  TERMS AND COMPENSATION:
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           (a) Term of Employment. The term of employment hereunder shall
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commence as of the date of this agreement and shall continue to the first to occur of (i) except as otherwise provided in Section 3 hereof, the end of the sixtieth consecutive month, following the commencement date aforesaid (ii) the Officer's death, or (iii) except as provided in Paragraph (d) of this Section 2, the Officer's disability. In the event the Officer is not informed, in writing, prior to the last day of the forty-eighth consecutive month following the commencement date of employment as aforesaid that this Agreement will not be renewed, this Agreement will automatically renew itself for an additional period of sixty months from the anniversary date established by the commencement of employment as aforesaid.

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          (b)  Compensation. During the term of employment hereunder, the
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Officer shall receive for his services a basic salary and incentive or bonus compensation in amounts determined by the Board of Directors or an appropriate committee of the Employer in accordance with the salary administration program of the Employer as the same may from time to time be in effect, but in no event shall such basis salary be less than the Officer's basic salary at the date hereof.

          (c)  Benefits. The Officer shall be eligible for participation in any
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additional plans, programs or forms of compensation or benefits that the
Employer's Board of Directors might hereinafter provide to the class of employees that includes the Officer.

          (d)  Disability. In the event of the physical or mental disability of
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the Officer by reason of which the Officer is unable to perform the duties of his employment hereunder, the Employer shall continue to pay or provide to the Officer the compensation and benefits provided under Paragraphs (b) and (c) of this Section 2 for the first six months of such disability. If, however, the disability continues beyond such six-month period, the Employer may, at its election, terminate the Officer's employment under this Agreement, in which case the Officer shall receive any disability benefits payable under the Employer's plans in effect at that time.

          (e)  Death. In the event that the Officer's death should occur during
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the term of this Agreement, this Agreement shall terminate and the Officer or his estate or beneficiaries, as the case may be, shall be entitled only to any and all retirement or death benefits payable under the Employer's plans in effect at that time and no further compensation will be paid under this Agreement.

    3.  TERMINATION:
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          (a)  Termination by the Employer. Nothing herein contained shall
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prevent the Employer from terminating the services of the Officer at any time prior to the expiration of this Agreement.

               (1) If such termination is effective prior to the time "a change in control" (as defined in part (b) of this Paragraph (3) occurs with respect to the Bank, and prior to the time the Employer enters into negotiations which result in such change of control, then unless the termination is "for good cause " as hereinafter defined, the Employer shall pay the Officer a termination allowance in 12 equal monthly payments commencing on the last day of the month in which the date of actual termination occurs, the total amount of which will equal the base salary plus director's fees, if any, but not including any bonuses paid to the Officer by the Bank in the 12 months next preceding the Notice of Termination. Except as provided in this

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Paragraph 3(a)(1), upon the termination herein described, the compensation and benefits of the Officer will cease as of the Date of Termination as defined in Paragraph 3(d).

               (2) Termination of employment "for good cause" means a dismissal of the Officer because of (i) the material failure of the Officer, after written notice, for reasons other than disability, to render services to the Employer as provided herein, (ii) the Officer's gross or willful neglect of duty, or (iii) illegal or intentional acts by the Officer demonstrating bad faith toward the Employer. If the Employer shall terminate the Officer's employment for good cause, the Officer shall be entitled only to receive his basic salary in respect of services performed through the Date of Termination.

          (b)  Termination by the Officer.  The Officer shall be entitled to
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terminate his employment for good reason, in which event the Employer shall be obligated to pay the Officer and furnish him the benefits provided in Section 4 hereof. By way of illustration and not limitation, the following circumstances shall constitute "good reason" and shall be deemed to be a breach of this Agreement by the Employer:

               (i) the Officer is assigned any duties or responsibilities that are inconsistent with his positions, duties, responsibilities and status with the Employer in effect at the date of this Agreement; or

               (ii) a change in control occurs with respect to the Bank.

          For purposes of this Agreement, the term "a change in control" shall mean (a) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) who is, or who has entered into a definite agreement with the Bank to become, the beneficial owner, directly or indirectly, of securities of the Bank representing more than 50% of the combined voting power of the then outstanding securities of the Bank; or (b) a change in the composition of a majority of the Board of Directors of the Bank within twelve months after any person (as defined above) is or becomes the beneficial owner, directly or indirectly, of securities of the Bank representing 25% of the combined voting power of the then outstanding securities of the Bank. The right herein conferred upon the Officer to terminate his employment for good reason may be exercised by the Officer at any time during the terms of this Agreement at his sole discretion, and any failure by the Officer to exercise this right after he has "good reason" to do so shall not be deemed a waiver of the right.

     In the event the Officer terminates his employment without "good reason" then he shall be entitled to no termination allowance and no severance allowance and no further compensation after the "Date of Termination" as defined in part
(d) of this Paragraph 3.

          (c)  Notice of Termination.  Any termination of the Officer's
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employment by the Employer or by the Officer shall be communicated by a written
Notice of Termination to the other

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party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination.

          (d)  Date of Termination.  "Date of Termination" shall mean (i) if the
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Agreement is terminated by the Officer , the date on which the Notice of
Termination is delivered, (ii) if the Agreement is terminated by the Employer because of the Officer's disability, thirty days after the Notice of Termination is given, or (iii) if the Officer's employment is terminated by the Employer for any other reason, the date on which a Notice of Termination is given, unless within thirty days thereafter the Officer notifies the Employer that a dispute exists concerning the termination, in which case the Date of Termination shall be the date on which the dispute is finally determined, whether by mutual written agreement of the parties or by a final judgement, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected).

     4.  Compensation Upon Termination. Except as provided in Paragraph 3(a)(1)
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above, if, without good cause, the Employer terminates the services of the
Officer prior to the expiration of this Agreement or if the Officer terminates his employment for good reason, then:

          (a)  Accrued But Unpaid Compensation.  The Employer shall pay the
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Officer's full base salary through the Date of Actual Termination at the rate then in effect and the amount, if any, of awards theretofore made which have not yet been paid.

          (b)  Severance Allowance. The Employer shall pay the Officer a
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severance allowance in 60 equal monthly payments commencing on the last day of the month in which the date of actual termination occurs, the total amount of which will equal and will not exceed the present value of three times the base amount minus $1.00 plus the present value of any other payments in the nature of compensation within the meaning of Section 280G(b)(2)(A)(ii) of the Internal Revenue Code of 1954, as amended (Code).

For purposes of this Paragraph 4(b), the following definitions shall apply:

     (i) Base Amount - The term "base amount" means the Officer's average annualized includible compensation for the base period.

     (ii) Annualized Includible Compensation for the Base Period - The term "annualized includible compensation for the base period" means the average annual compensation paid by the Bank, which was includible in the gross income of the officer for federal income tax purposes for taxable years in the base period.

     (iii) Base Period - The term "base period" means the period consisting of the most recent five taxable years ending before the date on which termination occurs, except for

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termination as a result of the operation of Paragraph 3(b)(ii) above in which case the date of termination shall be deemed to be the date a change in control occurs with respect to the Bank.

     (iv) Present Value - Present value shall be determined in accordance with
Section 1274(b)(2) of the Code.

          (c)  Employee Benefits. The Employer shall maintain in full force and
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effect, for the Officer's continued benefit until the earlier of the third anniversary of the Date of Termination or the date the Officer becomes a participant in similar plans, programs or arrangements provided by a subsequent employer, all life, accident, medical and dental insurance benefit plans and programs or arrangements in which the Officer was entitled to participate immediately prior to the Date of Termination, provided that the Officer's continued participation is possible under the general terms and provisions of such plans and programs. In the event that the Officer's participation in any such plan or program is barred, the Employer shall arrange to provide the Officer with benefits substantially similar to those which the Officer is entitled to receive under such plans and programs. At the end of the period of coverage, the Officer shall have the option to have assigned to him at no cost and with no apportionment of prepaid premiums, any assignable insurance policy owned by the Employer, or any one of them, and relating specifically to the Officer.

          (d)  No Duty to Mitigate. The Officer shall not be required to
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mitigate the amount of any payment provided for in this Section 4 by seeking other employment or otherwise, nor shall the amount of any payment provided for in this Section 4 be reduced by any compensation earned by the Officer as the result of employment by another employer after the Date of Termination, or otherwise.

     5. MISCELLANEOUS:
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          (a)  Waiver. A waiver by any party of any of the terms and conditions
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of this Agreement in any instance shall not be deemed or construed to be a waiver of such terms and conditions for the future, or of any subsequent breach thereof.

          (b)  Severability. If any provision of this Agreement, as applied to
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any circumstances, shall be adjudged by a court to be void and unenforceable, the same shall in no way affect any other provision of this Agreement or the applicability of such provision to any other circumstances.

          (c)  Amendment. This Agreement may not be varied, altered, modified,
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changed, or in any way amended except by an instrument in writing, executed by the parties hereto or their legal representatives.

          (d)  Nonassignability. Neither the Officer nor his estate shall have
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any right to commute, sell, assign, transfer or otherwise convey the right to receive any payments

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hereunder, which payments and the right thereto are expressly declared to be nonassignable and nontransferable.

          (e)  Binding Effect. This Agreement shall be binding upon and inure to
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the benefit of the Officer (and his personal representative), the Bank and any successor organization or organizations which shall succeed to substantially all of the business and property of the Bank, whether by means of merger, consolidation, acquisition of all or substantially all of the assets of the Bank or otherwise, including by operation of law.

          (f)  Governing Law. This Agreement shall be governed by and construed
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in accordance with the Laws of the Commonwealth of Virginia, whether statutory or decisional, applicable to agreements made and entirely to be performed within such state and such provisions of federal law as may be applicable.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                            The Bank of Hampton Roads, Inc.

                                            /s/ Emil A. Viola
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                                            Emil A. Viola, Chairman of the Board


                                            /s/ Gregory P. Marshall
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                                            Gregory P. Marshall, Officer

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